Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pieris Pharmaceuticals, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan and Inducement Stock Option Award for Tim Demuth of our report dated March 31, 2021, with respect to the consolidated financial statements of Pieris Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 5, 2021